Exhibit 3.78

BYLAWS OF

PsychSolutions Acquisition Corporation

ARTICLE I

Offices

SECTION 1. Principal Office. The principal office of PsychSolutions Acquisition Corporation (the “Corporation”) may be located either within or without the State of Florida as the board of directors may designate or as the business of the Corporation may require from time to time.

SECTION 2. Registered Office. The registered office of the Corporation, required by the Florida Business Corporation Act to be maintained in the State of Florida, may be, but need not be, identical to the principal office in the State of Florida, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE II

Shareholders

SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Tuesday in the month of May in each year at such hour as may be specified in a notice of meeting or in a duly executed waiver of notice, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida, the meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated in these bylaws for any annual meeting of the shareholders, or at any adjournment of the annual meeting, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose, may be called by the board of directors, by the holders of not less than twenty five percent (25%) of all the votes entitled to be cast on any issue to be considered at the meeting, or by the president of the Corporation.

SECTION 3. Place of Meeting. The board of directors may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place of meeting for any annual meeting of shareholders. The person calling a special meeting of the shareholders may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place of the meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Florida. Notwithstanding the preceding three sentences of this section, a waiver of notice signed by all shareholders entitled to vote at a meeting, whether an annual or special meeting, may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place of the holding of such meeting.

SECTION 4. Notice of Meeting. Written notice stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by telegraph, teletype, or other form of electronic communication, or by mail, by or at the direction of the president, the secretary, or the person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with the postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation.

SECTION 5. Fixing of Record Date. The board of directors may fix a date not more than sixty (60) nor less than ten (10) days prior to the date set for any meeting of the shareholders as the record date as of when the shareholders of record entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined.

SECTION 6. Shareholders’ List for Meeting. After fixing the record date for a meeting, an alphabetical list of the names of all shareholders entitled to notice of the meeting, arranged by voting group, with the address of and the number, class, and series, if any, of shares held by each, shall be prepared. The list shall be available during regular business hours for inspection by any shareholder upon written demand and at his or her expense for a period of ten (10) days prior to the meeting date, or such shorter time as may exist between the record date and the meeting, and continuing through the meeting, at the Corporation’s principal office, at a place set forth in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar. The Corporation shall also make the list available at the meeting.

SECTION 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting if the time, date, and place of the reconvened meeting are announced at the meeting at which the adjournment is taken, and any business may be transacted at the reconvened meeting that might have been transacted at the original meeting. If, however, following the adjournment, the board fixes a new record date for the reconvened meeting, a notice of the reconvened meeting shall be given, in compliance with Section 4 of this Article II, to each shareholder of record on the new record date entitled to vote at such meeting. After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

SECTION 8. Proxies. Every shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent without a meeting, or his or her duly authorized attorney-in-fact, may authorize another person or persons to act for him or her by proxy. The proxy must be executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of such meeting or at the time of expressing such consent or dissent without a meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

SECTION 9. Voting of Shares. Each outstanding share of stock entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the shareholders.

Shares of stock held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name.

Shares of stock standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

Shares of stock standing in the name of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him or her without the transfer thereof into his or her name.

A shareholder whose shares of stock are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his or her nominee shall be entitled to vote the shares so transferred.

ARTICLE III

Board of Directors

SECTION 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors.

SECTION 2. Number, Tenure, and Qualification. The number of Directors of the Corporation shall be one (1). The number of directors may be increased or decreased from time to time by amendment of these bylaws; provided, however, that the Corporation shall always have at least one (1) director. Any increase in the number of directors shall be effective immediately. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the shareholders unless there shall be vacancies on the board, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of vacancies.

Except as otherwise provided by statute, the directors shall be elected at the annual meeting of shareholders and, at each meeting of Shareholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast at such election shall be elected as directors.

Each director shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier resignation, or removal from office, or death.

SECTION 3. Board Chair. The Board of Directors of the Corporation may elect a chairman or chairwoman who, if so elected, shall preside at all meetings of the board of directors. The chair shall have such other powers and shall perform all duties as from time to time may be granted or assigned by the board of directors and as provided by law.

SECTION 4. Annual and Regular Meetings. The annual meeting of the board of directors shall be held without other notice than this bylaw, immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the time, date, and place for the holding of regular meetings without other notice than such resolution.

SECTION 5. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, by the president, or by any director. The board chair, if one is elected, or the president shall fix the place for holding such special meeting; provided, however, that if the person or persons calling the meeting fails to designate the place for holding such special meeting, the meeting shall be held at the Corporation’s principal office in Florida.

SECTION 6. Notice. Notice of any special meeting shall be given at least two (2) days before the meeting by written notice delivered personally, or by mail, telecopy, telegram, cablegram, or other form of electronic communication to each director at his or her business address. In case of emergency, the board chair, if any, or the president shall prescribe a shorter notice to be given personally or by telegraph, telecopy, cablegram, or other electronic communication to each director at his or her residence or business address. If a notice of meeting is mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.

Any director may waive notice of any meeting before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time or date of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

SECTION 7. Quorum. A majority of the number of directors fixed pursuant to Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

SECTION 9. Vacancies. Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall hold office only until the next annual meeting of shareholders and until his successor shall have been elected and qualified or until his or her earlier resignation, removal from office, or death.

SECTION 10. Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, for attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or may be paid a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he or she objects at the beginning of the meeting to holding it or transacting specified business at the meeting or he or she votes against or abstains from the action taken.

SECTION 12. Constructive Presence at a Meeting. A member of the board of directors may participate in a meeting of such board by any means of communication by which all persons participating in the meeting may simultaneously hear each other during the meeting. Participating by such means shall constitute presence in person at a meeting.

SECTION 13. Action Without a Meeting. Any action required or permitted by law to be taken at any meeting of the board of directors or a committee thereof, may be taken without a meeting if the action is taken by all members of the board of directors or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member. The action so taken is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent so signed has the effect of a meeting vote and may be described as such in any document.

SECTION 14. Removal. The shareholders may remove one or more directors with or without cause, but a removal of a director without cause must be accomplished by a unanimous vote of the shareholders.

SECTION 15. Resignation. Any director of the Corporation may resign by delivering written notice to the board of directors or its chair or to the president of the Corporation.

ARTICLE IV

Officers

SECTION 1. Number. The officers of the Corporation shall be a president, a secretary, and a treasurer, each of whom shall be elected by the board of directors. One or more vice presidents and such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors.

SECTION 2. Election and Term of Office. The officers of the Corporation to be elected by the board of directors shall be elected annually by the board of directors at the regular meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office, or death.

SECTION 3. Removal. Any officer or agent elected or appointed by the board of directors may be removed at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4. Resignation. Any officer of the Corporation may resign at any time by giving written notice to the Corporation. Such resignation shall take effect when delivered unless the notice specifies a later effective date.

SECTION 5. Vacancies. A vacancy, however occurring, in any office may be filled by the board of directors for the unexpired portion of the term.

SECTION 6. President. The president shall be the chief executive officer of the Corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business affairs of the Corporation. He or she shall, when present, preside at all meetings of the shareholders. The president shall also preside at each meeting of the board of directors, unless the board of directors has elected a chair and the chair is present at such meetings. The president may sign any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The president shall in general perform all duties as from time to time may be assigned by the board of directors.

SECTION 7. Vice President. In the absence of the president or in the event of his or her death or inability or refusal to act, the vice president, if one is elected, shall have the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. If more than one vice president is elected, the board of directors shall designate which vice president shall serve until the election of a successor president. Each vice president shall perform such other duties as from time to time may be assigned by the president or board of directors.

SECTION 8. Secretary. The Secretary shall: (a) keep the minutes of all the meetings of the shareholders and the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the mailing address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the board of directors.

SECTION 9. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; and (b) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.

SECTION 10. Compensation. The compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V

Contracts, Loans, Checks, and Deposits

SECTION 1. Contracts. The board of directors may authorize any officer or officers, or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, unless otherwise restricted by law. Such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, or agent or agents of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the board of directors may select.

ARTICLE VI

Certificates for Shares and Their Transfer

SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the board of directors. Certificates shall be signed by the president or by such other officers as authorized by law. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity, to the Corporation as the board of directors may prescribe.

SECTION 2. Transfer of Shares. Subject to Section 3 of this Article VI, transfer of shares of the Corporation shall be made on the stock transfer books of the Corporation only when the holder of record thereof, or his or her legal representative, or his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, shall furnish proper evidence of authority to transfer, and when there is surrendered for cancellation the certificate for such shares, properly endorsed. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 3. Restriction as to Transfer Due to S Corporation Status. No transfer of shares of stock of the Corporation may be made, whether voluntarily or involuntarily, to any person or entity who is not qualified to hold shares of stock in a S corporation, for federal income tax purposes, and any transfer or attempted to such a person or entity shall be deemed null and void. A shareholder who has made a transfer or attempted to make a transfer in violation of this Section shall hold the Corporation and each of the other shareholders harmless from all damages, costs, and expenses caused by the loss or termination of the Corporation’s S status and in connection with any efforts to regain such status.

ARTICLE VII

Fiscal Year

The fiscal year of the Corporation shall begin on January 1 of each year and end on December 31 of each year, except for the Corporation’s first fiscal year, which shall begin on the date of incorporation.

ARTICLE VIII

Dividends

The board of directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX

Indemnification

The Corporation shall indemnify any director or officer or any former director or officer to the fullest extent permitted by law as is currently in effect or as is hereinafter enacted.

ARTICLE X

Seal

The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the words, “Corporate Seal.”

ARTICLE XI

Waiver of Notice

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these bylaws or under the provisions of its articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII

Amendments

These bylaws may be altered, amended, or repealed and new bylaws may be adopted by a unanimous vote of the board of directors and the shareholders.